                                 COMMON STOCK
NUMBER ____                                                       _______ SHARES

                            1ST STATE BANCORP, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF VIRGINIA

This certifies that
is the owner of                                               CUSIP ____________

fully paid and nonassessable shares of common stock, par value $0.01 per share, of

1st State Bancorp, Inc. (the "Corporation"), a Virginia corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

          Dated:  _______________, 199__

_____________________                           ____________________
A. Christine Baker                              James C. McGill
Secretary                                       President

                               [CORPORATE SEAL]

________________________________________________________________________________

                           RESTRICTIONS ON TRANSFER

The Articles of Incorporation include a provision which prohibits any person from directly or indirectly acquiring the beneficial ownership of more than 10% of any class of equity security of the Corporation. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the date of completion of the conversion of 1st State Bank, Burlington, North Carolina ("the Bank") from mutual to stock form. The Articles of Incorporation also impose certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Bank from mutual to stock form. The Corporation will furnish without charge to each stockholder who so requests additional information with respect to such restrictions. Such request may be made in writing to the Secretary of the Corporation.

________________________________________________________________________________
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     The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

     The Corporation will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each such series of preferred stock to the extent they have been set, and the authority of the Board of Directors of the Corporation set the relative rights and preferences of subsequent series of preferred stock. Such requests shall be made in writing to the Secretary of the Corporation.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ..........Custodian.......... under Uniform Transfers to
                       (Cust)              (Minor)
Minors Act.......................
                          (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, __________________________________ HEREBY SELL(S),
ASSIGN(S) AND TRANSFER(S) UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE

____________________________
/                          /
____________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________SHARES


of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint _________________________________, Attorney, to transfer the said shares on the books of the Corporation, with full power of substitution.

Dated _____________________             ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature

In presence of: _______________


                 SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.